Exhibit 99.1
FOR IMMEDIATE RELEASE
WEDNESDAY, DECEMBER 29, 2010
CARE INVESTMENT TRUST INC. GRANTED
SUMMARY JUDGMENT IN BRIARWOOD IPO SUIT
NEW YORK — December 29, 2010 — Care Investment Trust Inc. (OTCQX: CVTR) (“Care” or the “Company”), a real estate investment and finance company formed to invest in healthcare-related real estate and commercial mortgage debt, reported that on December 22, 2010, it was granted summary judgment by the United States District Court of the Southern District of New York in Briarwood v. Care, a class action law suit brought in connection with the Company’s IPO in 2007. The plaintiffs may appeal within 30 days after the summary judgment order or judgment is entered. Care’s President and CEO, Torey Riso said: “We are appreciative that the court has upheld our position and are hopeful that any cloud from this litigation will soon be behind us.”
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K/A, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

     For more information on the Company, please visit the Company’s website at www.carereit.com

FOR FURTHER INFORMATION:

Salvatore (Torey) V. Riso, Jr.	Steven M. Sherwyn
President & Chief Executive Officer	Chief Financial Officer & Treasurer
(212) 446-1414	(212) 446-1407
triso@carereit.com	ssherwyn@carereit.com

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